UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2022

MIND MEDICINE (MINDMED) INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Suite 8500
New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 208-2454

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Subordinate Voting Shares	MNMD	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Determination Not to stand for Re-Election at 2022 Annual Meeting - Sarah Y. Vinson as Director

On March 24, 2022, Sarah Y. Vinson, M.D. notified the Board of Directors (the “Board”) of Mind Medicine (MindMed) Inc. (the “Company”) that she will not stand for re-election as a director of the Company at its 2022 Annual Meeting and that she will serve her current term until immediately prior to the 2022 Annual Meeting. In her notice to the Company, Dr. Vinson indicated that her decision was not the result of any disagreement with the Company, its management, or the Board.

On March 24, 2022, the Board adopted a resolution to reduce the size of the Board from six members to five members effective as of the date of the 2022 Annual Meeting.

Separation - David D. Guebert as Chief Financial Officer

On March 25, 2022, David D. Guebert and the Company agreed to a separation from the Company with Mr. Guebert’s last day of employment on March 31, 2022. The separation was not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

A copy of the press release announcing Mr. Guebert’s separation is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Named Executive Officer Compensation

On March 24, 2022, the Board, following a review of the Company’s executive compensation program by its Compensation Committee and recommendations, approved certain increases to the base salaries effective April 1, 2022, the payment of cash bonuses for fiscal year 2021 and certain equity awards for certain named executive officers as follows:

Name and Principal Position	Fiscal Year 2021 Cash Bonus Award ($)	Fiscal Year 2021 Other Payments		Fiscal Year 2022 Annual Base Salary ($)(1)	Fiscal Year 2022 Options		Fiscal Year 2022 Restricted Stock Units
Robert Barrow Chief Executive Officer	$233,411	$154,082	(2)	$565,000	2,910,000	(3)	1,820,000	(3)
Miri Halperin Wernli Executive President	$175,000	$50,000		$390,000	780,000	(3)	600,000	(3)
Dr. Daniel R. Karlin Chief Medical Officer	$175,000	$75,000		$425,000	1,250,000	(3)	950,000	(3)
Cynthia Hu Chief Legal Officer, Secretary	$10,400	—		$390,000	1,560,000	(4)	1,200,000	(4)

(1)	Adjustments to the executive officers’ base salaries are effective as of April 1, 2022.
(2)

Represents the additional amount that Mr. Barrow would have been paid in 2021 if his base salary was $565,000 beginning June 9,2021, in accordance with Mr. Barrow’s previously approved CEO offer letter.

(3)	Vesting monthly over 48 months from the vesting commencement date.
(4)	Vesting 25% on the 1st anniversary of employment then 1/48th monthly thereafter for 36 months.

2022 Incentive Bonus Program Information

Additionally, the Board approved the Company’s 2022 cash bonus targets. Target performance bonus percentages for fiscal year 2022 for the Company’s named executive officers are set forth below and expressed as a percentage of the corresponding 2022 annual base salary.

Name	2022 Target Bonus Percentage
Robert Barrow Chief Executive Officer	50%
Miri Halperin Wernli Executive President	40%
Dr. Daniel R. Karlin Chief Medical Officer	40%
Cynthia Hu Chief Legal Officer, Secretary	40%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated March 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date: March 25, 2022	By:	/s/ Cynthia Hu
	Name:	Cynthia Hu
	Title:	Chief Legal Officer & Secretary